Exhibit 8.1

Principal Subsidiaries of the Registrant, VIEs, and Subsidiaries of the VIEs

Subsidiaries	Place of Incorporation
Soda Technology Inc.	Cayman Islands
Voyager Group Inc.	Cayman Islands
City Puzzle Holdings Limited	Cayman Islands
Marvelous Yarra Limited	British Virgin Islands
Cheering Venture Global Limited	British Virgin Islands
Holly Universal Limited	British Virgin Islands
Mobility Investments Limited	British Virgin Islands
Star Virtue Investment Limited	British Virgin Islands
City Puzzle (HK) Limited	Hong Kong
DiDi (HK) Science and Technology Limited	Hong Kong
Xiaoju Science and Technology (Hong Kong) Limited	Hong Kong
Voyager (HK) Co., Limited	Hong Kong
Holly Universal (HK) Limited	Hong Kong
Beijing DiDi Infinity Technology and Development Co., Ltd.	PRC
Hangzhou Qingqi Science and Technology Co., Ltd.	PRC
Chongqing West Coast Microfinance Co., Ltd.	PRC
Beijing Freight Infinity Technology and Development Co., Ltd.	PRC
Guangzhou Qian Technology Co., Ltd.	PRC
Kunming Daiqi Science and Technology Co., Ltd.	PRC
Beijing Chesheng Technology Co., Ltd.	PRC
Guangzhou Woya Technology Co., Ltd.	PRC
Beijing Voyager Technology Co., Ltd.	PRC
Guangzhou Xunhang Technology Co., Ltd.	PRC
99 Tecnologia Ltda	Brazil
99Pay Instituição de Pagamento S.A.	Brazil
Luibimex, S.A. De C.V.	Mexico
DiDi Mobility México, S.A. De C.V.	Mexico
DiDi Pay, S.A. De C.V.	Mexico
Regigold, S.A. De C.V.	Mexico
Didi Mobility Information Technology Pte. Ltd.	Singapore

The VIEs:	Place of Incorporation
Beijing Xiaoju Science and Technology Co., Ltd.	PRC
Hangzhou Xiaomuji Software Technology Co., Ltd.	PRC
Shanghai DiDi Woya Technology Co., Ltd.	PRC

Subsidiaries of the VIEs:	Place of Incorporation
DiDi Chuxing (Beijing) Network Platform Technology Co., Ltd.	PRC
DiDi Chuxing Science and Technology Co., Ltd.	PRC
Beijing DiDi Chuxing Technology Co., Ltd.	PRC
Chongqing DiDi Chuxing Technology Co., Ltd.	PRC
Guangxi DiDi Chuxing Technology Co., Ltd.	PRC
Hunan DiDi Chuxing Technology Co., Ltd.	PRC
Shanghai DiDi Changxing Technology Co., Ltd.	PRC
Henan DiDi Chuxing Technology Co., Ltd.	PRC
Chengdu DiDi Youxing Technology Co., Ltd.	PRC
Hangzhou DiDi Chuxing Technology Co., Ltd.	PRC
Xiamen DiDi Chuxing Technology Co., Ltd.	PRC
Nanjing DiDi Chuxing Technology Co., Ltd.	PRC
Shaanxi DiDi Chuxing Technology Co., Ltd.	PRC
Guangzhou DiDi Chuxing Technology Co., Ltd.	PRC
Fuzhou DiDi ChangxingTechnology Co., Ltd.	PRC
Tianjin Shuxing Technology Co., Ltd	PRC
DiDi Information Service Co., Ltd.	PRC
Dirun (Tianjin) Technology Co., Ltd	PRC
Beijing Fangxiang Infinity Technology Co., Ltd.	PRC
Hangzhou Xiaoju Energy Technology Creative Co., Ltd.	PRC
Jiaxing Juzi Sharing Investment Partnership Enterprise (Limited Partnership)	PRC
Jiaxing Piyi Investment Partnership Enterprise (Limited Partnership)	PRC